Exhibit 4.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated March 8, 2011, in this Registration Statement (File No. 333-172175) of Smart Trust, Value Architects Innovation SCORE Portfolio Trust (2011 Series B).

/s/ GRANT THORNTON LLP GRANT THORNTON LLP

Chicago, Illinois
March 8, 2011